UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 19, 2015 (May 13, 2015)

RMG NETWORKS HOLDING CORPORATION

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-35534	27-4452594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15301 North Dallas Parkway Suite 500 Addison, TX	75001
(Address of Principal Executive Offices)	(Zip Code)

(800) 827-9666

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of RMG Networks Holding Corporation (the “Company”) was held on May 13, 2015 (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved, for purposes of NASDAQ Listing Rule 5635, the issuance by the Company of 24,999,999 shares of the Company’s common stock upon the conversion of 249,999.99 shares of the Company’s Series A convertible preferred stock (the “Series A Preferred Stock”). The final voting results for such proposal (the “Proposal”) are set forth below:

PROPOSAL:     To approve, for purposes of NASDAQ Listing Rule 5635, the issuance by the Company of 24,999,999 shares of the Company’s common stock upon the conversion of 249,999.99 shares of the Company’s Series A convertible preferred stock.

Votes For	Votes Against	Abstentions
6,148,011	34,587	31,075

Item 8.01.	Other Events

On May 13, 2015, upon the approval of the Proposal by the Company’s stockholders, the 249,999.99 outstanding shares of the Series A Preferred Stock were automatically converted, in accordance with the provisions of the Certificate of Designation of the Series A Preferred Stock, into 24,999,999 shares of the Company’s common stock.

On May 14, 2014, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release issued on May 14, 2015 is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description
99.1	Press release issued May 14, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 19, 2015

RMG NETWORKS HOLDING CORPORATION

By:  /s/ David Mace Roberts

Name: David Mace Roberts

Title: SVP, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued May 14, 2015.